SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2007

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

___New Jersey___	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Item 2.02.  Results of Operations and Financial Condition.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

On April 19, 2007, the Registrant issued a press release announcing its financial results for the year ended March 31, 2007.  A copy of the April 19, 2007 press release is included as Exhibit 99.1 hereto.

Item 8.01.  Other Events.

On April 19, 2007, the Registrant issued a press release announcing that its Board of Directors declared a cash dividend of $0.07 per share, payable on May 25, 2007 to shareholders of record as of May 6, 2007.  A copy of the April 19, 2007 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1
Press Release dated April 19, 2007 regarding financial results for the year ended March 31, 2007 and announcing the declaration of a $0.07 per share cash dividend to be paid to shareholders of record as of May 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: April 19, 2007	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.

99.1	Press release announcing the Registrant's results for the year ending March 31, 2007 and the Registrant’s declaration of a $0.07 per share cash dividend to shareholders of record as of May 6, 2007.	5 - 9